Exhibit 99.1

J.P. Morgan West Coast Energy Infrastructure/MLP 1x1 Forum March 31, 2016

FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, express or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. 2

ORGANIZATIONAL OVERVIEW THREE BUSINESS OPERATING UNITS Domestic Pipelines & Terminals One of the largest independent liquid petroleum products pipeline operators in the United States with pipelines located primarily in the Northeast and Midwest and liquid petroleum products terminals located throughout the United States. Global Marine Terminals One of the largest integrated networks of marine terminals located primarily in the East Coast and Gulf Coast regions of the U.S. and in the Caribbean Merchant Services Markets liquid petroleum products in areas served by Domestic Pipelines & Terminals and Global Marine Terminals 3 Buckeye owns and operates a diversified network of integrated assets providing midstream logistic solutions generating stable and consistent cash flows 2015 Adjusted EBITDA - $868.1 million Market and Financial Highlights As of March 29, 2016. See Non-GAAP Reconciliation. Market Data (1) Unit Price $65.52 Market Capitalization $8.5 billion Yield 7.2% Financial Data (2) Adjusted EBITDA $868.1 million Distribution per Unit (Annualized) $4.75 Distribution Coverage Ratio 1.02x Leverage Ratio 4.80x

RECENT DEVELOPMENTS AND QUARTERLY HIGHLIGHTS



Buckeye reported 2015 coverage of 1.02x

Domestic Pipelines & Terminals

- Continued strong performance across the asset platform despite volatile commodity price environment
- Organic growth projects and expanded service offerings continue to drive incremental contributions

Global Marine Terminals

- Improved utilization and higher rates; boasting 98% utilization for available storage capacity
- Successful completion of recontracting of anchor tenants across the platform
- Buckeye Texas Partners project update - Refrigerated LPG storage in-service; splitter facility commissioning activities completed during fourth quarter

Merchant Services

- Benefited from disciplined business strategy to improve inventory management
- Sixth consecutive quarter of strong results

Demonstrated continued success of diversification strategy and quality of Buckeye commercial, technical, and operating teams

Buckeye's diversified platform delivered stronger performance than our MLP peers

BPL 2015 Unit Performance Relative to Alerian[(1)]


20%
10%
0%
-10%
-20%
-30%
-40%
-50%
BPL: -12.8%
AMZ: -36.9%



Linden Hub

BUCKEYE PARTNERS, L.P.

(1) Relative performance from December 31, 2014 through December 31, 2015.

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LOOKING FORWARD 5 Strong balance sheet with sufficient liquidity to fund capital needs without accessing capital markets Expected 2016 growth capital $325-375 million Available liquidity on revolver(1) $933.1 million Rating Agency leverage ratio(1) 4.80x No debt maturities in 2016 Buckeye has limited commodity exposure Well positioned compared to peers with gathering and processing or upstream exposure Exposure to commodity prices, primarily related to settlement and butane blending, is limited to approximately five percent of Adjusted EBITDA Domestic system is primarily demand-pull; limiting impact of supply disruptions Consistent and predictable fee-based cash flows across consolidated asset platform Strong demand for storage assets across our system High utilization of available capacity in GMT segment Strong demand for distillate storage across domestic assets Limited counterparty non-performance risk Stable utilization by credit-worthy counterparties Lien rights on storage inventory Credit enhancements, such as letters of credit, collateral, lien rights, and/or prepayments, utilized as necessary Expect to maintain consistent quarterly distribution growth while also improving coverage and leverage Long-term goals for coverage of 1.05x-1.10x and Rating Agency leverage of 4.0x-4.5x For December 31, 2015. Reflects December 31, 2015 balance on revolving credit facility, which matures in 2020. $ In Millions (2) Expect to maintain quarterly distribution growth of $0.0125 per quarter Buckeye Texas Partners Crude Splitters - $125M $700M $275M $472M - 100 200 300 400 500 600 700 800 2016 2017 2018 2019 2020 Debt Maturities Over Next 5 Years

GEOGRAPHIC DIVERSIFICATION SYSTEM MAP 6 Geographically Diversified Four Buckeye Hubs Chicago Complex Gulf Coast Caribbean NY Harbor

TRANSFORMATION SINCE 2010 7 Global Marine Terminals Segment Provides Significant Diversification in Adjusted EBITDA(1) Invested $7 Billion in Acquisitions and Internal Growth See Non-GAAP Reconciliation. Acquisitions Drove Significant Geographic Diversification Acquired over 80 million bbls of storage capacity Acquired over 65 domestic and international terminals, including over 25 marine locations, which provide additional optionality Created four hubs through acquisitions and commercial efforts

0% 3% Refined(1) Crude Oil/Condensate Other(2) Diversified portfolio generates stable, fee-based cash flows; 95% of our 2015 Adjusted EBITDA was fee-based DIVERSIFICATION DRIVES STABILITY 8 Buckeye Texas Partners Full contribution from phase one build-out of our Buckeye Texas Partners facility, including splitter and LPG refrigerated storage Other diversification opportunities Exploring opportunities to utilize our footprint to provide producers with logistics solutions for condensates and NGLs Expanding butane blending capabilities Potential marine terminal project in the Gulf Coast to offer crude oil storage Potential opportunities for crude oil expansion at existing Caribbean terminals 2010 2015(3) (1) Refined products primarily include gasoline, jet fuel, diesel and heating oil. (2) Other products primarily include fuel oil, butane, propylene, diluent and asphalt. PRODUCT DIVERSIFICATION FUTURE DIVERSIFICATION GROWTH OF TERMINALS REVENUE 2010 2015(3) 2015(3) AS % OF TOTAL P&T/GMT(4) AS % OF DOMESTIC P&T (3) For December 31, 2015. (4) Includes domestic and international pipelines and terminals businesses. 35% 65% 97% 3% 35% 65% Pipelines Terminals 70% 30% 55% 45% 69% 18% 13%

BUCKEYE TEXAS PARTNERS 9 Estimated growth capital investment of ~$1.2 billion(1) for South Texas assets Provides substantial logistics, processing and handling capabilities as an unparalleled midstream platform in the Gulf Coast Deep water, high volume marine petroleum products export terminal; high-capacity vapor recovery units; butane blending capabilities Extensive connectivity to multiple sources of supply and demand via truck, pipeline and marine handling capabilities 50,000 barrel per day condensate splitter Three crude oil and condensate gathering terminals in the Eagle Ford and pipeline connectivity to Corpus Christi Aggregate capacity of 6.6 million barrels upon completion 5.1 million barrels of crude oil, condensate, naphtha and fuel oil storage at Corpus Christi facilities 1.1 million barrels of refrigerated/pressurized LPG storage capacity 0.4 million barrels of storage at field services gathering terminals Progressing on additional growth capital projects beyond initial expansion All assets are fully supported by 7-10 year minimum volume commitments and storage contracts Buckeye Texas Hub Buckeye Texas Processing (1) Represents 80% basis, Buckeye’s ownership.

GROWTH CAPITAL PROJECTS 10 GLOBAL MARINE TERMINALS Corpus Christi 50,000 barrel per day condensate splitter facility and 1.1 million barrels of refrigerated LPG storage; in-service during Q4 2015 Nearing completion of remaining construction at Texas Hub by the end of Q1 2016 Additional barrels of crude and condensate storage Installation of state-of-the-art vapor recovery units to allow for increased facility throughput Additional initiatives include expanding capacity, enhancing pipeline connectivity, and adding butane blending services Gulf Coast Early stage project to potentially develop greenfield marine terminal to offer up to 3.5 million barrels of crude oil storage New York Harbor Transform flagship assets into a fully integrated complex to further position as the premier hub Moving forward with several projects to improve facilities’ interconnectivity, marine handling, and pipeline takeaway capabilities along with incremental storage capacity DOMESTIC PIPELINES & TERMINALS Michigan/Ohio pipeline and terminal expansion intended to facilitate transportation of refined petroleum products from Midwestern refining centers eastward as far as western Pennsylvania; expect to begin operations in late 2016 Exploring additional phases of this project to capture further value from this West to East market dynamic Cross Town Pipeline project expected to increase pipeline connectivity from Buckeye’s Chicago Complex to multiple terminals in western Chicago as well as increase fungible storage capacity and relieve deliverability congestion Expansion of Harristown terminal facility to increase its throughput capacity by adding truck racks and improving pipeline flows Further expand storage and throughput capacity and service capabilities in the Chicago Complex Expect to invest $325-375 million in growth capital around our refined products assets ~40% of growth capital spend is uncommitted and could be deferred if necessary Continue to evaluate potential growth projects and acquisitions that will generate long-term value for our unitholders

FINANCIAL OVERVIEW

FINANCIAL PERFORMANCE 12 Adjusted EBITDA (in millions)(1)(2) Cash Distributions per Unit – Declared(2) Cash Distribution Coverage Ratio(1)(2)(3) 2013 and 2014 amounts represent Adjusted EBITDA from continuing operations and exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014. 2011 and 2012 Adjusted EBITDA amounts include the Natural Gas Storage business, which was previously reported as part of our continuing operations. See Non-GAAP Reconciliations. Distributable cash flow divided by cash distributions declared for the respective periods. Represents Standard & Poor’s debt / EBITDA ratio, as reported. Rating Agency Leverage Ratio(4) 5.50x 5.30x 5.30x 4.80x 4.80x 2013 2012 2011 2014 2015

INVESTMENT SUMMARY 13 Storage tank BORCO tank farm Diverse portfolio of assets built through acquisitions and internal investment that deliver stable financial results despite volatile and depressed commodity price environment Predominantly fee-based cash flows from our transportation, terminal throughput and storage activities Increased geographic and product diversity, including access to international logistics opportunities, broader product service capabilities and significant near-term growth projects, resulting from recent acquisitions Uninterrupted distributions to our unitholders each quarter for the past 30 years Expect to maintain consistent quarterly distribution growth while also improving coverage and leverage Lower cost of capital realized from elimination of GP IDRs Important differentiation from many MLP peers Sufficient liquidity to fund capital expenditures without accessing capital markets in 2016, if necessary Strong balance sheet supporting investment grade credit rating Exposure to counterparty non-performance is limited More commercially focused, increased employee empowerment & team work, more accountability and increased incentive pay for success

NON-GAAP RECONCILIATIONS

NON-GAAP FINANCIAL MEASURES 15 Adjusted EBITDA and distributable cash flow are measures not defined by GAAP. Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities. Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders. Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook. Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to income from continuing operations.

NON-GAAP RECONCILIATIONS

In millions, except coverage ratio



	2011	2012	2013	2014	2015
Adjusted EBITDA from continuing operations [(1)(2)] ***:***					
Domestic Pipelines & Terminals	$368.9	$422.7	$486.5	$532.1	$522.2
Global Marine Terminals	113.0	128.6	149.7	239.6	323.9
Merchant Services	1.8	1.1	12.6	(8.1)	22.0
Natural Gas Storage	4.2	7.1	-	-	-
Adjusted EBITDA from continuing operations	$487.9	$559.5	$648.8	$763.6	$868.1
Reconciliation of Income from continuing operations to Adjusted EBITDA and Distributable Cash Flow [(1)] ***:***					
Income from continuing operations	$114.7	$230.5	$351.6	$334.5	$438.4
Less: Net income attributable to non-controlling interests	(6.2)	(4.1)	(4.2)	(1.9)	(0.3)
Income from continuing operations attributable to Buckeye Partners, L.P.	108.5	226.4	347.4	332.6	438.1
Add: Interest and debt expense	119.6	115.0	130.9	171.2	171.3
Income tax expense (benefit)	(0.2)	(0.7)	1.1	0.5	0.9
Depreciation and amortization	119.5	146.4	147.6	196.4	221.3
Deferred lease expense [(1)]	4.1	3.9	-	-	-
Non-cash unit-based compensation expense	9.1	19.5	21.0	21.0	29.2
Asset impairment expense	-	60.0	-	-	-
Goodwill impairment expense	169.6	-	-	-	-
Acquisition and transition expense	-	-	11.8	13.0	3.1
Litigation contingency reserve	-	-	-	40.0	15.2
Less: Amortization of unfavorable storage contracts	(7.6)	(11.0)	(11.0)	(11.1)	(11.0)
Gain on sale of equity investment	(34.7)	-	-	-	-
Adjusted EBITDA from continuing operations	$487.9	$559.5	$648.8	$763.6	$868.1
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(111.9)	(111.5)	(122.4)	(156.7)	(154.5)
Income tax expense, excluding non-cash taxes	-	(1.1)	(0.7)	(0.7)	(1.6)
Maintenance capital expenditures	(57.5)	(54.4)	(71.5)	(79.4)	(99.6)
Distributable cash flow from continuing operations	$318.5	$392.5	$454.2	$526.8	$612.4
Distributions for coverage ratio [(3)]	$351.2	$376.2	$456.5	$549.5	$603.2
Coverage Ratio	**0.91x**	**1.04x**	**0.99x**	**0.96x**	**1.02x**

(1) 2013 and 2014 amounts exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014. 2011 and 2012 Adjusted EBITDA amounts include the Natural Gas Storage business, which was previously reported as part of our continuing operations.
(2) Adjusted Segment EBITDA reflects adjustments to prior period information to conform to the current business segments as a result of changes to our operating structure in December 2013 and December 2015.
(3) Represents cash distributions declared for limited partner units outstanding as of each respective period. Amounts reflect actual cash distributions paid for Q1 through Q3 and estimated cash distributions for Q4.

BUCKEYE PARTNERS, L.P.

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